                                                                   EXHIBIT 4.1


                         RIGHTS AGREEMENT dated as of January 29, 1999,
                    between ARCH CHEMICALS, INC., a Virginia corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent (the "Rights Agent").


          The Board of Directors of the Company has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, par value $1 per share, of the Company (the "Common Stock") outstanding at the Close of Business (as hereinafter defined) on February 5, 1999 (the "Record Date"), which dividend is payable on February 5, 1999, and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of this Rights Agreement) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock that shall become outstanding after the Distribution Date and prior to the earlier of the Redemption Date or the Expiration Date in accordance with the provisions of Section 23. Each Right shall initially represent the right to purchase one-thousandth (1/1,000) of a share of Series A Participating Cumulative Preferred Stock, par value $1 per share, of the Company (the "Preferred Shares"), having the powers, rights and preferences set forth in the Articles attached as Exhibit A.

          Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          SECTION 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

          "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 15% of the Common Shares then outstanding but shall not include (a) (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or of Olin Corporation, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan or (ii) at any date on or prior to February 8, 1999, Olin Corporation or (b) any such Person who has become and is such a Beneficial Owner solely because (i) of a change in the aggregate number of Common Shares
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                                                                          2

outstanding since the last date on which such Person acquired Beneficial Ownership of any Common Shares or (ii) it acquired such Beneficial Ownership in the good faith belief that such acquisition would not (A) cause such Beneficial Ownership to exceed 15% of the Common Shares then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (B) otherwise cause a Distribution Date or the adjustment provided for in
Section 11(a) to occur. Notwithstanding clause (b)(ii) of the prior sentence, if any Person that is not an Acquiring Person due to such clause
(b)(ii) does not reduce its percentage of Beneficial Ownership of Common Shares to 15% or less by the Close of Business on the fifth Business Day after notice from the Company (the date of notice being the first day) that such Person's Beneficial Ownership of Common Shares so exceeds 15%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (b)(ii) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company, acting by a vote of those directors of the Company whose approval would be required to redeem the Rights under Section 24.

          "Affiliate" and "Associate", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

          A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "Beneficial Ownership" of, any securities:

          (a) which such Person or any of such Person's Affiliates or Associates is deemed to "beneficially own" within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement;

          (b) which such Person or any of such Person's Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially
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                                                                          3

     own, or to have Beneficial Ownership of, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if (A) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) the beneficial ownership of such security is not also then reportable on
     Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (b)(ii) of this definition) or disposing of any securities of the Company.

Notwithstanding the foregoing, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own", any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company.

          "Articles" shall mean the Amended and Restated Articles of Incorporation of the Company which, among other things, designates and establishes the Series A Participating Cumulative Preferred Stock and sets forth the preferences, limitations and relative rights of such series of Preferred Stock of the Company, a copy of which is attached as Exhibit A.

          "Book Value", when used with reference to Common Shares issued by any Person, shall mean the amount of equity of such Person applicable to each Common Share, determined (a) in accordance with generally accepted accounting principles in effect on the date as of which such Book Value is to be determined, (b) using all the consolidated assets
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                                                                          4

and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a business combination, and (c) after giving effect to (i) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion (whether or not exercisability or convertibility is conditioned upon occurrence of a future event), (ii) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date, and (iii) any other agreement, arrangement or understanding (written or oral), or transaction or other action prior to the date as of which such Book Value is to be determined which would have the effect of thereafter reducing such Book Value.

          "Business Combination" shall have the meaning set forth in
Section 11(c)(i).

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

          "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that, if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

          "Common Shares", when used with reference to the Company prior to a Business Combination, shall mean the shares of Common Stock of the
Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares", when used with reference to any Person (other than the Company prior to a Business Combination), shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a maximum amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon
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                                                                          5

any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that, if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

          "Common Stock" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

          "Company" shall have the meaning set forth in the heading of this Rights Agreement; provided, however, that if there is a Business
Combination, "Company" shall have the meaning set forth in Section
11(c)(iii).

          The term "control" with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Distribution Date" shall have the meaning set forth in Section
3(b).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided.

          "Exchange Consideration" shall have the meaning set forth in
Section 11(b)(i).

          "Expiration Date" shall have the meaning set forth in Section
7(a).

          "Major Part", when used with reference to the assets of the Company and its Subsidiaries as of any date, shall mean assets (a) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its Subsidiaries (taken as a whole) as of the date in question, (b) accounting for 50% or more of the total value
(net of depreciation and amortization) of all
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                                                                          6

the assets of the Company and its Subsidiaries (taken as a whole) as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles then in effect, or (c) accounting for 50% or more of the total amount of earnings before interest, taxes, depreciation and amortization or of the revenues of the Company and its Subsidiaries (taken as a whole) as would be shown on, or derived from, a consolidated or combined statement of income or operations of the Company and its Subsidiaries for the period of 12 months ending on the last day of the Company's monthly accounting period next preceding the date in question, prepared in accordance with generally accepted accounting principles then in effect.

          "Market Value", when used with reference to Common Shares on any date, shall be deemed to be the average of the daily closing prices, per share, of such Common Shares for the period which is the shorter of (a) 30 consecutive Trading Days immediately prior to the date in question or (b) the number of consecutive Trading Days beginning on the Trading Day immediately after the date of the first public announcement of the event requiring a determination of the Market Value and ending on the Trading Day immediately prior to the record date of such event; provided, however, that, in the event that the Market Value of such Common Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares of any action of the type described in
Section 12(a) that would require an adjustment thereunder, then, and in each such case, the Market Value of such Common Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common Shares. The closing price for each Trading Day shall be the closing price quoted on the principal United States securities exchange registered under the Exchange Act (or any recognized foreign stock exchange) on which such securities are listed, or, if such securities are not listed on any such exchange, the average of the closing bid and asked quotations with respect to a share of such securities on any National Association of Securities Dealers, Inc. quotations system, or if no such quotations are available, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities selected by the Board of Directors of the Company. If on any such Trading Day no market maker is making a market in such securities, the closing price of such securities on such Trading Day shall be deemed to be the fair value of such securities as determined in good faith by the Board of Directors of the Company (whose determination shall be
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                                                                          7

described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons); provided, however, that for the purpose of determining the closing price of the Preferred Shares for any Trading Day on which there is no such market maker for the Preferred Shares the closing price on such Trading Day shall be deemed to be the Formula Number (as defined in the Articles) times the closing price of the Common Shares of the Company on such Trading Day.

          "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Preferred Shares" shall have the meaning set forth in the introductory paragraph of this Rights Agreement. Any reference in this Rights Agreement to Preferred Shares shall be deemed to include any authorized fraction of a Preferred Share, unless the context otherwise requires.

          "Principal Party" shall mean the Surviving Person in a Business Combination; provided, however, that, if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person that is immediately controlled by such two or more Persons.

          "Purchase Price" with respect to each Right shall mean $125, as such amount may from time to time be adjusted as provided herein. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.

          "Record Date" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

          "Redemption Date" shall have the meaning set forth in Section
24(a).

          "Redemption Price" with respect to each Right shall mean $.01, as such amount may from time to time be adjusted in accordance with Section
12. All references herein to the Redemption Price shall mean the Redemption Price as in effect at the time in question.
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          "Registered Common Shares" shall mean Common Shares which are, as of the date of consummation of a Business Combination, and have continuously been for the 12 months immediately preceding such date, registered under Section 12 of the Exchange Act.

          "Right Certificate" shall mean a certificate evidencing a Right in substantially the form attached as Exhibit B.

          "Rights" shall mean the rights to purchase Preferred Shares (or other securities) as provided in this Rights Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided.

          "Subsidiary" shall mean a Person, at least a majority of the total outstanding voting power (being the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation)) of which is owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

          "Surviving Person" shall mean (a) the Person which is the continuing or surviving Person in a consolidation or merger specified in
Section 11(c)(i)(A) or 11(c)(i)(B) or (b) the Person to which the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in a transaction specified in Section 11(c)(i)(C); provided, however, that, if the Major Part of the assets of the Company and its Subsidiaries is sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in Section 11(c)(i)(C) to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

          "Trading Day" shall mean a day on which the principal national securities exchange (or principal recognized foreign stock exchange, as the case may be) on which any securities or Rights, as the case may be, are listed or admitted to trading is open for the transaction of
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                                                                          9

business or, if the securities or Rights in question are not listed or admitted to trading on any national securities exchange (or recognized foreign stock exchange, as the case may be), a Business Day.

          SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable upon notice to the Rights Agent (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

          SECTION 3. Issue of Rights and Right Certificates. (a) One Right shall be associated with each Common Share outstanding on the Record Date, each additional Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Expiration Date and each additional Common Share with which Rights are issued after the Distribution Date but prior to the earlier of the Redemption Date or the Expiration Date as provided in Section 23; provided, however, that, if the number of outstanding Rights are combined into a smaller number of outstanding Rights pursuant to Section 12(a), the appropriate fractional Right determined pursuant to such Section shall thereafter be associated with each such Common Share.

          (b) Until the earlier of (i) such time as the Company learns that a Person has become an Acquiring Person or (ii) the Close of Business on such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) for outstanding Common Shares, if upon consummation of such tender or exchange offer such Person could be the Beneficial Owner of more than 15% of the outstanding Common Shares (the Close of Business on the earlier of such dates being the "Distribution Date"), (x) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates and (y) the Rights, including the right to
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receive Right Certificates, will be transferable only in connection with the transfer of Common Shares. The Company shall promptly notify the Rights Agent of the occurrence of a Distribution Date, and shall request the Company's transfer agent to deliver a list of the shareholders of the Company to the Rights Agent. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one whole Right for each Common Share (or for the number of Common Shares with which one whole Right is then associated if the number of Rights per Common Share held by such record holder has been adjusted in accordance with the proviso in Section 3(a)). If the number of Rights associated with each Common Share has been adjusted in accordance with the proviso in Section 3(a), at the time of distribution of the Right Certificates the Company may make any necessary and appropriate rounding adjustments so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Right in accordance with Section 15(a). As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (c) With respect to any certificate for Common Shares, until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the Rights associated with the Common Shares represented by any such certificate shall be evidenced by such certificate alone, the registered holders of the Common Shares shall also be the registered holders of the associated Rights and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

          (d) Certificates issued for Common Shares after the Record Date (including, without limitation, upon transfer or exchange of outstanding Common Shares), but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date, shall have printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, as it may be amended from time to time (the "Rights Agreement"), between Arch Chemicals, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by
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     reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) and by any subsequent holder of such Rights are null and void and nontransferable.

          Notwithstanding this paragraph (d), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

          SECTION 4. Form of Right Certificates. The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side thereof) shall be in substantially the form set forth as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with, and do not purport to increase the duties or responsibilities of the Rights Agent beyond, the provisions of this Rights Agreement; provided, however, that any legend, summary or endorsement may be printed thereon as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 7, 11 and 23, the Right Certificates, whenever issued, shall be dated as of the Distribution Date, and on their face shall entitle the holders thereof to purchase such number of Preferred Shares as shall be set forth therein for the Purchase Price set forth therein, subject to adjustment from time to time as herein provided.

          SECTION 5. Execution, Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President, the
Chief Operating Officer, the Treasurer or a Vice President (whether preceded by any additional title) of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary, an Assistant Secretary or a Vice
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                                                                         12

President (whether preceded by any additional title, provided that such Vice President shall not have also executed the Right Certificates) of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such an officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of execution of this Rights Agreement any such person was not such an officer of the Company.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

          SECTION 6. Transfer, Split-Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights. (a) Subject to the provisions of Sections 7(e) and 15, at any time after the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates may be transferred, split-up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. Any registered holder desiring to transfer, split-up, combine or exchange any Right Certificate shall make such request in writing delivered to the
Rights Agent and shall surrender the Right Certificate or Right
Certificates to be transferred, split-up, combined or exchanged at the office of the Rights Agent designated for such purpose; provided, however, that neither the Rights Agent nor the Company shall be obligated to take
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                                                                         13

any action whatsoever with respect to the transfer of any Right Certificate surrendered for transfer until the registered holder shall have completed and signed the certification contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 7(e) and 15, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

          (b) Upon receipt by the Company or the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancelation of the Right Certificate if mutilated, the Company will make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          (c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

          SECTION 7. Exercise of Rights; Expiration Date of Rights. (a) Subject to Section 7(e) and except as otherwise provided herein (including
Section 11), each Right shall entitle the registered holder thereof, upon exercise thereof as provided herein, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earlier of (i) the Close of Business on the 10th anniversary of the date of this Rights Agreement (the Close of Business on such date being the "Expiration Date") or (ii) the Redemption Date, one-thousandth (1/1,000) of a Preferred Share, subject to adjustment from time to time as provided in Sections 11 and 12.

          (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby
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(except as otherwise provided herein) in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-thousandth (1/1,000) of a Preferred Share as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date or (ii) the Redemption Date.

          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly and properly executed, accompanied by payment of the Purchase Price for the Preferred Shares to be purchased together with an amount equal to any applicable tax, in lawful money of the United States of America, in cash or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon (i) either (A) promptly requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the Preferred Shares with a depositary agent under a depositary arrangement, promptly requisition from the depositary agent depositary receipts representing the number of thousandths (1/1,000s) of a Preferred Share to be purchased (in which case certificates for the Preferred Shares to be represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with all such requests, (ii) when appropriate, promptly requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

          (d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right
Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 15.

          (e) Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are at any time beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, plan, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a agreement, plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Rights Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of any Right Certificate or any other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate, or any transferee thereof, hereunder.

          (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

          (g) The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the Distribution Date, the exercisability of the Rights in order to prepare and file a registration statement under the

Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights and permit such registration statement to become effective; provided, however, that no such suspension shall remain effective after, and the Rights shall without any further action by the Company or any other Person become exercisable immediately upon, the effectiveness of such registration statement. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a further public announcement at such time as the suspension is no longer in effect, in each case, with prompt notice thereof to the Rights Agent. Notwithstanding any provision herein to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification under the blue sky or securities laws of such jurisdiction shall not have been obtained or the exercise of the Rights shall not be permitted under applicable law.

          SECTION 8. Cancelation and Destruction of Right Certificates. All Right Certificates surrendered or presented for the purpose of exercise, transfer, split-up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void and nontransferable pursuant to Section 7(e) surrendered or presented for any purpose shall, if surrendered or presented to the Company or to any of its agents, be delivered to the Rights Agent for cancelation or in canceled form, or, if surrendered or presented to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Rights Agreement. The Company shall deliver to the Rights Agent for cancelation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company pursuant to a written agreement that the Company maintain such certificates for such period of time as required by law, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          SECTION 9. Reservation and Availability of Preferred Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any authorized and issued Preferred Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preferred Shares sufficient to permit the exercise in full of all outstanding Rights.

          (b) In the event that there shall not be sufficient Preferred Shares issued but not outstanding or authorized but unissued to permit the exercise or exchange of Rights in accordance with Section 11, the Company covenants and agrees that it will take all such action as may be necessary to authorize additional Preferred Shares for issuance upon the exercise or exchange of Rights pursuant to Section 11; provided, however, that if the Company is unable to cause the authorization of additional Preferred Shares, then the Company shall, or in lieu of seeking any such authorization, the Company may, to the extent necessary and permitted by applicable law and any agreements or instruments in effect prior to the Distribution Date to which it is a party, (i) upon surrender of a Right, pay cash equal to the Purchase Price in lieu of issuing Preferred Shares and requiring payment therefor, (ii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, issue equity securities having a value equal to the value of the Preferred Shares which otherwise would have been issuable pursuant to Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company or (iii) upon due exercise of a Right and payment of the Purchase Price for each Preferred Share as to which such Right is exercised, distribute a combination of Preferred Shares, cash and/or other equity and/or debt securities having an aggregate value equal to the value of the Preferred Shares which otherwise would have been issuable pursuant to Section 11, which value shall be determined by a nationally recognized investment banking firm selected by the Board of Directors of the Company. To the extent that any legal or contractual restrictions (pursuant to agreements or instruments in effect prior to the Distribution Date to which it is party) prevent the Company from paying the full amount payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full.

          (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise or exchange of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (d) So long as the Preferred Shares issuable upon the exercise or exchange of Rights are to be listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable or exchangeable, all Preferred Shares reserved for such issuance to be listed on such securities exchange upon official notice of issuance upon such exercise or exchange.

          (e) The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of any Preferred Shares or Common Shares or other securities upon the exercise or exchange of the Rights. The Company shall not, however, be required to pay any applicable tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for the Preferred Shares or Common Shares or other securities, as the case may be, in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange or to issue or deliver any certificates for Preferred Shares or Common Shares or other securities, as the case may be, upon the exercise or exchange of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          SECTION 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares or Common Shares or other securities is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or Common Shares or other securities, as the case may be, represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of any Purchase Price (and any applicable taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are closed, such Person shall be deemed to have become the record holder of such Preferred Shares or Common Shares or other securities, as the case may be, on, and such certificate shall be dated as of, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares or Common Shares or other securities, as the case may be, are open.

          SECTION 11. Adjustments in Rights After There Is an Acquiring Person; Exchange of Rights for Shares; Business Combinations. (a) Upon a Person becoming an Acquiring Person, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of thousandths (1/1,000s) of a Preferred Share as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of thousandths (1/1,000s) of a Preferred Share for which a Right is then exercisable and the denominator of which is 50% of the Market Value of the Common Shares on the date on which a Person becomes an Acquiring Person. As soon as practicable after a Person becomes an Acquiring Person (provided the Company shall not have elected to make the exchange permitted by Section 11(b)(i) for all outstanding Rights), the Company covenants and agrees to use its best efforts to:

          (i) prepare and file a registration statement under the Securities Act, on an appropriate form, with respect to the Preferred Shares purchasable upon exercise of the Rights;

          (ii) cause such registration statement to become effective as soon as practicable after such filing;

          (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities
     Act) until the Expiration Date; and

          (iv) qualify or register the Preferred Shares purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate.

          (b)(i) The Board of Directors of the Company may, at its option, at any time after a Person becomes an Acquiring Person, mandatorily exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) for consideration per Right consisting of either one-half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(a) or, if applicable, Section 9(b)(ii) or (iii) or, if applicable the cash consideration specified in Section 9(b)(i) (the consideration issuable per Right pursuant to this Section 11(b)(i) being the "Exchange Consideration"). The

Board of Directors of the Company may, at its option, issue, in substitution for Preferred Shares, Common Shares in an amount per Preferred Share equal to the Formula Number (as defined in the Articles) if there are sufficient Common Shares issued but not outstanding or authorized but unissued. If the Board of Directors of the Company elects to exchange all the Rights for Exchange Consideration pursuant to this Section 11(b)(i) prior to the physical distribution of the Rights Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Right Certificates, in which case for purposes of this Rights Agreement holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Right Certificates on the date of such distribution.

          (ii) Any action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 11(b)(i) shall be irrevocable and, immediately upon the taking of such action and without any further action and without any notice, the right to exercise any such Right pursuant to Section 11(a) shall terminate and the only right thereafter of a holder of such Right shall be to receive the Exchange Consideration in exchange for each such Right held by such holder or, if the Exchange Consideration shall not have been paid or issued, to exercise any such Right pursuant to Section 11(c)(i). The Company shall promptly give public notice of any such exchange with prompt notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to the Rights Agent and to all holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights for the Exchange Consideration will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become null and void and nontransferable pursuant to the provisions of Section 7(e)) held by each holder of Rights.

          (c)(i) In the event that, following a Distribution Date, directly or indirectly, any transactions specified in the following clause (A), (B) or (C) of this

Section 11(c) (each such transaction being a "Business Combination") shall be consummated:

          (A) the Company shall consolidate with, or merge with and into, any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

          (B) any Acquiring Person or any Affiliate or Associate of an Acquiring Person shall merge with and into the Company and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for capital stock or other securities of the Company or of any Acquiring Person or Affiliate or Associate of an Acquiring Person or cash or any other property; or

          (C) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more transactions, the Major Part of the assets of the Company and its Subsidiaries (taken as a whole) to any Acquiring Person or any Affiliate or Associate of an Acquiring Person;

then, in each such case, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below (or, at such holder's option, the securities specified in Section 11(a)):

     (x) if the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of all liens, encumbrances or other adverse claims, as shall have an aggregate Market Value equal to the result obtained by multiplying the Purchase Price by two; or

     (y) if the Principal Party involved in such Business Combination does not have Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, upon the exercise thereof for the

     Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, any of:

          (1) such number of Common Shares of the Surviving Person in such Business Combination as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two;

          (2) such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall have an aggregate Book Value immediately after giving effect to such Business Combination equal to the result obtained by multiplying the Purchase Price by two; or

          (3) if the Principal Party in such Business Combination is an Affiliate of one or more Persons which has Registered Common Shares outstanding, such number of Registered Common Shares of whichever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall have an aggregate Market Value on the date of such Business Combination equal to the result obtained by multiplying the Purchase Price by two.

          (ii) The Company shall not consummate any Business Combination unless each issuer of Common Shares for which Rights may be exercised, as set forth in this Section 11(c), shall have sufficient authorized Common Shares that have not been issued or reserved for issuance (and which shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof) to permit the exercise in full of the Rights in accordance with this Section 11(c) and unless prior thereto:

          (A) a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, shall be effective under the Securities Act; and

          (B) the Company and each such issuer shall have:

          (1) executed and delivered to the Rights Agent a supplemental agreement providing for the assumption by such issuer of the obligations set forth in this Section 11(c) (including the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in Sections 11(c)(i) and 11(c)(iii)) and further providing that such issuer, at its own expense, will use its best efforts to:

               (x) cause a registration statement under the Securities Act on an appropriate form, with respect to the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights, to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

               (y) qualify or register the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights under the blue sky or securities laws of such jurisdictions as may be necessary or appropriate; and

               (z) list the Rights and the Common Shares of such issuer purchasable upon exercise of the Rights on each national securities exchange on which the Common Shares were listed prior to the consummation of the Business Combination or, if the Common Shares were not listed on a national securities exchange prior to the consummation of the Business Combination, on a national securities exchange;

          (2) furnished to the Rights Agent a written opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

          (3) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

          (iii) After consummation of any Business Combination and subject to the provisions of Section 11(c)(ii), (A) each issuer of Common Shares for which Rights may be exercised as set forth in this Section 11(c) shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (B) the term "Company" shall thereafter be deemed to refer to such issuer, (C) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof (including the provisions of Sections 11(a) and 11(c)) shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights and (D) the number of Common Shares of each such issuer thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the provisions of Section 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such Common Shares.

          SECTION 12. Certain Adjustments. (a) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Rights Agreement there shall be any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split- offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than distribution of the Rights or regular quarterly cash dividends) or otherwise, then, in each such event the Board of Directors of the Company shall make such appropriate adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time and the number of Rights outstanding at such time (including the number of Rights or fractional Rights associated with each Common Share) such that following such adjustment such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

          (b) If, as a result of an adjustment made pursuant to Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of Sections 11 and 12 and the provisions of Sections 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

          (c) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (d) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

          (e) In any case in which action taken pursuant to Section 12(a) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

          SECTION 13. Certificate of Adjustment. Whenever an adjustment is made as provided in Section 11 or 12, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. Until the Rights Agent receives such certificate, it shall have no duty with respect to and shall be deemed to have no knowledge of any such adjustment.

          SECTION 14. Additional Covenants. (a) Notwith standing any other provision of this Rights Agreement, no adjustment to the number of Preferred Shares (or fractions of a share) or other securities for which a Right is exer cisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, includ ing, without limitation, the benefits under Sections 11 and 12, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

          (b) The Company covenants and agrees that, after the Distribution Date, except as permitted by Section 26, it will not take (or permit any Subsidiary of the Company to take) any action if at the time such action is taken it is intended or reasonably foreseeable that such action will reduce or otherwise limit the benefits the holders of the Rights would have had absent such action, including, without limitation, the benefits under Sections 11 and 12. Any action taken by the Company during any period after any Person becomes an Acquiring Person but prior to the Distribution Date shall be null and void unless such action could be taken under this Section 14(b) from and after the Distribution Date. The Company shall not consummate any Business Combination if any issuer of Common Shares for which Rights may be exercised after such Business Combination in accordance with Section 11(c) shall have taken any action that reduces or otherwise limits the benefits the holders of the Rights would have had absent such action, including, without limitation, the benefits under Sections 11 and 12.

          SECTION 15. Fractional Rights and Fractional Shares. (a) The Company may, but shall not be required to, issue fractions of Rights or distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

          (b) The Company may, but shall not be required to, issue fractions of Preferred Shares upon exercise of the Rights or distribute certificates which evidence fractional Preferred Shares. In lieu of fractional Preferred Shares, the Company may elect to (i) utilize a depository arrangement as provided by the terms of the Preferred Shares or
(ii) in the case of a fraction of a Preferred Share (other than one-thousandth (1/1,000) of a Preferred Share or any integral multiple thereof), pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share, if any are outstanding and publicly traded (or the Formula Number times the current market value of one Common Share if the Preferred Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current market value of a Preferred Share (or Common Share) shall be the closing price of a Preferred Share (or Common Share) (as determined pursuant to the second and third sentences of the definition of Market Value contained in Section 1) for the Trading Day immediately prior to the date of such exercise. If, as a result of an adjustment made pursuant to
Section 12(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, the provisions of this Section 15(b) shall apply, as nearly as reasonably may be, on like terms to such other securities.

          (c) The Company may, but shall not be required to, issue fractions of Common Shares upon exchange of Rights pursuant to Section 11(b), or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current Market Value of one Common Share as of the date on which a Person became an Acquiring Person.

          (d) The holder of Rights by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as provided in this
Section 15.

          SECTION 16. Rights of Action. (a) All rights of action in respect of this Rights Agreement are vested in the respective registered holders of the Right Certificates

(and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares) may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

          (b) Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover from the Company the reasonable costs and expenses, including attorneys' fees, incurred in such action.

          SECTION 17. Transfer and Ownership of Rights and Right
Certificates. (a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares and the Rights associated with the Common Shares shall be automatically transferred upon the transfer of the Common Shares.

          (b) After the Distribution Date, the Right Certificates will be transferable, subject to Section 7(e), only on the registry books of the Rights Agent if surren dered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer.

          (c) The Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any nota tions of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

          SECTION 18. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certifi cate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          SECTION 19. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reason able compensation for all services rendered by it hereunder from time to time and its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder.

          (b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

          SECTION 20. Merger or Consolidation or Change of Rights Agent.
(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 22. In case, at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any succes sor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not deliv ered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so counter signed; and, in case at that time any of the Right Certifi cates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

          SECTION 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certifi cates (or, prior to the Distribution Date, of the Common Shares), by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such written advice or opinion.

          (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking, refraining from taking or suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, a Vice President (whether preceded by any additional title), the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or suffered or omitted in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or wilful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certifi cates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certifi cate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 12 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or per forming by the Rights Agent of the provisions of this Rights Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the perfor mance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, a Vice President (whether preceded by any additional title), the Secretary or the Treasurer of the Company, and to apply to such officers for advice and instructions in connection with its duties and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for any action taken or suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer.

          (h) The Rights Agent and any shareholder, direc tor, officer, employee or affiliate of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

          (j) The Company agrees to indemnify and to hold the Rights Agent harmless against any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including reasonable fees and expenses of legal counsel) which the Rights Agent may incur resulting from its actions as Rights Agent pursuant to this Rights Agreement; provided, however, that the Rights Agent shall not be indemnified or held harmless with respect to any such loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense incurred by the Rights Agent as a result of, or arising out of, its own negligence, bad faith or wilful misconduct, as determined by a court of competent jurisdiction. The indemnification provided hereunder is conditioned upon the Company's receipt of written notice from the Rights Agent, by letter or by facsimile confirmed by letter, of the assertion of any action, proceeding, suit or claim against the Rights Agent, promptly after the Rights Agent shall have notice of any such assertion of an action, proceeding, suit or claim or have been served with the summons or other first legal process giving information as to the nature and basis of the action, proceeding, suit or claim; provided, however, that any delay by the Rights Agent in delivering such written notice to the Company shall not release the Company from its obligation to provide the indemnification hereunder except to the extent the Company is prejudiced as a result of such delay. The Company shall at its own expense assume the defense of any such action, proceeding, suit or claim. In the event that the Company assumes such defense, the Company shall not thereafter be liable for the fees and expenses of any additional counsel retained by the Rights Agent, so long as the Company shall retain counsel satisfactory to the Rights Agent, in the exercise of its reasonable judgment, to defend such action, proceeding, suit or claim; provided, however, that if in the reasonable judgment of counsel for the Rights Agent or the Company the use of such counsel retained by the Company to represent both the Company and the Rights Agent would present a conflict of interest, then the Rights Agent shall be permitted to retain one additional counsel the reasonable fees and expenses of which the Company will be liable therefor. In the event the Company fails so to defend, the Rights Agent agrees not to settle any litigation in connection with any action, proceeding, suit or claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company; provided, however, that the Rights Agent shall be permitted to settle such litigation without the consent of the Company if the Rights Agent releases the Company from its indemnification obligations hereunder with respect to such litigation. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

          (k) The Rights Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Right

Certificates shall furnish the Rights Agent with security and indemnity to its satisfaction for any costs and expenses which may be incurred.

          (l) The Rights Agent shall not be liable for failure to perform any duties except as specifically set forth herein and no implied covenants or obligations shall be read into this Agreement against the Rights Agent, whose duties and obligations are ministerial and shall be determined solely by the express provisions hereof.

          SECTION 22. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent
(x) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by registered or certified mail, and to the holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares) by first-class mail or (y) immediately, without notice, if the Rights Agent or any successor Rights Agent refuses to consent to any amendment or supplement that is the subject of clause (ii) of the fourth sentence of Section 26. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) who shall, with such notice, submit his Right Certificate (or, prior to the Distribution Date, the certificate representing his Common Shares) for inspection by the Company, then the registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares) may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, having a principal office in the United States, which is subject to supervision or examination by Federal or state authority and which has (either alone or together with an Affiliate) at the time of its appointment as Rights Agent a combined capital and surplus of at least $25,000,000; provided that the principal transfer agent for the Common Shares shall in any event be qualified to be the Rights Agent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predeces sor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates (or, prior to the Distribution Date, of the Common Shares). Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          SECTION 23. Issuance of Additional Rights and Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (x) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (y) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          SECTION 24. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and (ii) the Expiration Date, order the redemption of all, but not fewer than all, the then outstanding Rights at the Redemption Price (the date of such redemption being the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Shares or other securities of the Company deemed by the Board of Directors of the Company, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 Business Days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Each such notice of redemption will state the method by which payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

          SECTION 25. Notices. Notices or demands author ized by this Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          Arch Chemicals, Inc.
          501 Merritt 7
          Norwalk, CT 06851
          Attention of General Counsel

Subject to the provisions of Section 22, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          ChaseMellon Shareholder Services, L.L.C.
          450 West 33rd Street
          New York, NY 10001
          Attention:  Vice President of Administration


Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.

          SECTION 26. Supplements and Amendments. At any time prior to the Distribution Date and subject to the last sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Rights Agreement (including, without limitation, the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed pursuant to Section 24 or any term or provision of the Preferred Shares as set forth in the Articles) without the approval of any holder of the Rights. From and after the Distribution Date and subject to applicable law, the Company may, and the Rights Agent shall if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement or (b) to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Any supplement or amendment adopted during any period after any Person has become an Acquiring Person but prior to the Distribution Date shall be null and void unless such supplement or amendment could have been adopted under the prior sentence from and after the Distribution Date. Any supplement or amendment to this Rights Agreement duly approved by the Company that (i) amends Sections 19, 20, 21 or 22 in a manner adverse to the Rights Agent, shall require the prior written consent of the Rights Agent or (ii) otherwise changes or increases the Rights Agent's duties, liabilities or obligations hereunder, shall require the prior written consent of the Rights Agent, such consent not to be unreasonably withheld, provided, that in the case of this clause (ii), if the Rights Agent fails to promptly consent or refuse to consent to such amendment or supplement and in any event within four Business Days after notice thereof by the Company, the Rights Agent shall be deemed to have consented to such amendment or supplement. Any other supplement or amendment to this Rights Agreement duly approved by the Company shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. In addition, notwithstanding anything to the contrary contained in this Rights Agreement, no supplement or amendment to this Rights Agreement shall be made which (x) reduces the Redemption Price (except as required by Section 12(a)) or (y) provides for an earlier Expiration Date. Notwithstanding the foregoing, the Rights Agent shall be entitled to receive a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26.

          SECTION 27. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 28. Benefits of Rights Agreement; Determinations and Actions by the Board of Directors, etc. (a) Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Shares).

          (b) Except as explicitly otherwise provided in this Rights Agreement, the Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the

Company or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Rights Agreement and whether there is an Acquiring Person).

          (c) Nothing contained in this Rights Agreement shall be deemed to be in derogation of the obligation of the Board of Directors of the Company to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any tender offer, or to recommend that holders of Common Shares reject any tender offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

          SECTION 29. Severability. If any term, provi sion, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          SECTION 30. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the law of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the law of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth except that the duties and rights of the Rights Agent shall be governed by the law of the State of New York without reference to the choice of law doctrine of such State.

          SECTION 31. Counterparts; Effectiveness. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Rights Agreement shall be effective as of the Close of Business on the date hereof.

          SECTION 32. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed as of the day and year first above written.


                                 ARCH CHEMICALS, INC.,


                                   by /s/ Sarah A. O'Connor
                                     -----------------------------
                                     Name:  Sarah A. O'Connor
                                     Title: Vice President


                                 CHASEMELLON SHAREHOLDER
                                 SERVICES, L.L.C., as Rights
                                 Agent,


                                   by /s/ Regina Brown
                                     -----------------------------
                                     Name:  Regina Brown
                                     Title: Vice President

                                                                EXHIBIT A


                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                             ARCH CHEMICALS, INC.


                                   ARTICLE I

     The name of the Corporation shall be Arch Chemicals, Inc.


                                  ARTICLE II

     The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time, and any legislation succeeding thereto (the "VSCA").

     All references herein to "Articles of Incorporation" shall mean these Amended and Restated Articles of Incorporation, as subsequently amended or restated in accordance herewith and with the VSCA.

                                  ARTICLE III

     The aggregate number of shares that the Corporation shall have authority to issue shall be 10,000,000 shares of Preferred Stock, par value $1 per share (hereinafter called "Preferred Stock"), and 100,000,000 shares of Common Stock, par value $1 per share (hereinafter called "Common Stock").

     The following is a description of each of such classes of stock, and a statement of the preferences, limitations, voting rights and relative rights in respect of the shares of each such class:

          1.  Authority to Fix Rights of Preferred Stock.  The Board of
              ------------------------------------------
     Directors shall have authority, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares that shall constitute such series and the following relative rights and preferences of the shares of each series so established:

               (a) The annual or other periodic dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;

               (b) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

               (c) the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

               (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

               (e) the extent of the voting powers, if any, of the shares of such series;

               (f) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;

               (g) whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and

               (h) any other preferences and relative, optional or other special rights, and qualifications, limitations or restrictions of such preferences or rights, of shares of such series not fixed and determined by law or in this Article III.

          2.   Distinctive Designations of Series.  Each series of Preferred
               ----------------------------------
     Stock shall be so designated as to distinguish the shares thereof from the shares of all other series. Different series of Preferred Stock shall not be considered to constitute different voting groups of shares for the purpose of voting by voting groups except as required by the VSCA or as otherwise specified by the Board of Directors with respect to any series at the time of the creation thereof.

          3.   Restrictions on Certain Distributions.  So long as any shares of
               -------------------------------------
     Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock or other stock of the Corporation ranking junior to the Preferred Stock as to dividends) or make any other distribution on such junior stock if, at the time of making such declaration, payment or distribution, the Corporation shall be in default with respect to any dividend payable on, or any obligation to redeem, any shares of Preferred Stock.

          4.  Redeemed or Reacquired Shares.  Shares of any series of Preferred
              -----------------------------
     Stock that have been redeemed or otherwise reacquired by the Corporation (whether through the operation of a sinking fund, upon conversion or otherwise) shall have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued as a part of such series (unless prohibited by the articles of amendment creating such series) or of any other series of Preferred Stock. Shares of Common Stock that have been reacquired by the Corporation shall have the status of authorized and unissued shares of Common Stock and may be reissued.

          5.  Voting Rights.  Subject to the provisions of the VSCA or of the
              -------------
     Bylaws of the Corporation as from time to time in effect with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote, and except as otherwise provided by the VSCA or in resolutions of the Board of Directors establishing any series of Preferred Stock pursuant to the provisions of paragraph 1 of this Article III, the holders of outstanding shares of Common Stock of the Corporation shall exclusively possess voting power for the election of directors and for all other purposes, with each holder of record of shares of Common Stock of the Corporation being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

          6.  No Preemptive Rights.  No holder of shares of stock of any class
              --------------------
     of the Corporation shall, as such holder, have any right to subscribe for or purchase (a) any shares of stock of any class of the Corporation, or any warrants, options or other instruments that shall confer upon the holder thereof the right to subscribe for or purchase or receive from the Corporation any shares of stock of any class, whether or not such shares of stock, warrants, options or other instruments are issued for cash or services or property or by way of dividend or otherwise, or (b) any other security of the Corporation that shall be convertible into, or exchangeable for, any shares of stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant, option or other instrument that shall confer upon the holder of such security the right to subscribe for or purchase or receive from the Corporation any shares of its stock of any class or classes, whether or not such securities are issued for cash or services or property or by way of dividend or otherwise, other than such right, if any, as the Board of Directors, in its sole discretion, may from time to time determine. If the Board of Directors shall offer to the holders of shares of stock of any class of the Corporation, or any of them, any such shares of stock, options, warrants, instruments or other securities of the Corporation, such offer shall not, in any way, constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other securities of the Corporation without offering the same to said holders.

          7.  Control Share Acquisition Statute.  The provisions of Article 14.1
              ---------------------------------
     of the VSCA shall not apply to acquisitions of shares of any class of capital stock of the Corporation.

          8.  Series A Participating Cumulative Preferred Stock. There is hereby
              -------------------------------------------------
     established a series of the Corporation's authorized Preferred Stock, to be designated as the "Series A Participating Cumulative Preferred Stock, par value $1 per share." The designation and number, and relative rights, preferences and limitations of the Series A Participating Cumulative Preferred Stock, insofar as not already fixed by any other provision of the Articles of Incorporation, shall be as follows:

              SECTION 1.  Designation and Number of Shares. The shares of such
                          --------------------------------
          series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), par value $1 per share. The number of shares initially constituting the Series A Preferred Stock shall be 40,000; provided, however, that, if more than
                                           --------  -------
          a total of 40,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of January 29, 1999, between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 13.1-639 of the VSCA, shall direct by resolution or resolutions that articles of amendment of the Articles of Incorporation of the Corporation be properly executed and filed with the State Corporation Commission of Virginia providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

              SECTION 2.  Dividends or Distributions. (a) Subject to the
                          --------------------------
          prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (i) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent), less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (ii) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; provided, however, that, if at any time after February 8, 1999, the Corporation shall (x) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided
                                                                     --------
          further, that, if at any time after February 8, 1999, the Corporation
          -------
          shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then, in each such event, the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

               (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that, in the event no
                                   --------  -------
          dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however,
                                                            --------  -------
          that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock, unless, in each case, the dividend required by this
          Section 2 to be declared on the Series A Preferred Stock shall have been declared.

               (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

               SECTION 3.  Voting Rights. The holders of shares of Series A
                           -------------
          Preferred Stock shall have the following voting rights:

               (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

               (b) Except as otherwise provided in this Section 3 or by the VSCA, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

               (c) If, at the time of any annual meeting of shareholders at which the election of directors is to be considered, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting as a single voting group, to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

               (d) Except as provided in this Section 3, in Section 11 or by the VSCA, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

               SECTION 4.  Certain Restrictions. (a) Whenever quarterly
                           --------------------
          dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem,
                           --------
          purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

              SECTION 5.  Liquidation Rights.  Upon the liquidation,
                          ------------------
          dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of
          (i) $.01 per whole share or (ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

              SECTION 6.  Consolidation, Merger, etc.  In case the Corporation
                          --------------------------
          shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

              SECTION 7.  No Redemption; No Sinking Fund.  (a) The shares of
                          ------------------------------
          Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that, subject to clause (a)(iv) of Section
                 --------  -------
          4, the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

              (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

              SECTION 8.  Ranking.  The Series A Preferred Stock shall rank
                          -------
          junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions of any such other series.

              SECTION 9.  Fractional Shares.  The Series A Preferred Stock
                          -----------------
          shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one-thousandth (1/1,000) of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-thousandth (1/1,000) of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall
                                       --------
          provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

              SECTION 10. Reacquired Shares.  Any shares of Series A Preferred
                          -----------------
          Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Shares as permitted by the VSCA.

              SECTION 11. Amendment.  None of the powers, preferences and
                          ---------
          relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect such holders adversely without the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a single voting group; provided, however, that no such amendment so approved by the
                 --------  -------
          holders of more than 66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

                                  ARTICLE IV

          1. The number of directors shall be as specified in the By-laws of the Corporation but such number may be increased or decreased from time to time in such manner as may be prescribed in the By-laws, provided that in no event shall the number of directors exceed ten. In the absence of a By-law specifying the number of directors, the number shall be eight. Commencing with the 1999 annual meeting of shareholders (or by unanimous written consent in lieu thereof), the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. The initial term of each class of directors shall expire at the annual meeting of shareholders to be held in the following years: Class I - 2000; Class II - 2001; and Class III - 2002. At each annual meeting of shareholders after the 1999 annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be identified as being of the same class of directors they succeed and shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten or terminate the term of any incumbent director.

          2. Subject to the rights of the holders of any Preferred Stock then outstanding, directors may be removed only with cause and only by the affirmative vote of at least 80 percent of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single voting group.

          3. Subject to the rights of the holders of any Preferred Stock then outstanding and to any limitations set forth in the VSCA, newly-created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely (i) by the Board of Directors or (ii) at an annual meeting of shareholders by the shareholders entitled to vote on the election of directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.

          4. Notwithstanding any other provision of the Articles of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular voting group required by the VSCA, the Articles of Incorporation or the terms of any Preferred Stock outstanding, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group shall be required to alter, amend, repeal or adopt any provision inconsistent with any provision of this
     Article IV.


                                   ARTICLE V

     Except as expressly otherwise required in the Articles of Incorporation, an amendment or restatement of the Articles of Incorporation requiring shareholder approval shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting any such amendment or restatement to the shareholders the Board of Directors shall require a greater vote.


                                  ARTICLE VI

          1. Every person who is or was a director, officer or employee of the Corporation, or who, at the request of the Corporation, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action or proceeding (whether brought in the right of the Corporation or any such other corporation, entity, plan or otherwise), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation, or such other corporation, entity or plan while serving at the request of the Corporation, whether or not he continues to be such at the time such liability or expense is incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.

          As used in this Article VI: (a) the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee; (b) the terms "director," "officer" and employee," unless the context otherwise requires, include the estate or personal representative of any such person; (c) a person is considered to be serving an employee benefit plan as a director, officer or employee of the plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or, in connection with the plan, to participants in or beneficiaries of the plan; (d) the term "occurrence" means any act or failure to act, actual or alleged, giving rise to a claim, action or proceeding; and (e) service as a trustee or as a member of a management or similar committee of a partnership, joint venture or limited liability company shall be considered service as a director, officer or employee of the trust, partnership, joint venture or limited liability company.

          The termination of any claim, action or proceeding, civil or criminal, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph
     1. The burden of proof shall be on the Corporation to establish, by a preponderance of the evidence, that the relevant standards of conduct set forth in this paragraph 1 have not been met.

          2. Any indemnification under paragraph 1 of this Article VI shall be made unless (a) the Board, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim, action or proceeding involved and who are not at the time parties to such claim, action or proceeding (provided there are at least five such directors), finds that the director, officer or employee has not met the relevant standards of conduct set forth in such paragraph 1, or (b) if there are not at least five such directors, the Corporation's principal Virginia legal counsel, as last designated by the Board as such prior to the time of the occurrence giving rise to the claim, action or proceeding involved, or in the event for any reason such Virginia counsel is unwilling to so serve, then Virginia legal counsel mutually acceptable to the Corporation and the person seeking indemnification, deliver to the Corporation their written advice that, in their opinion, such standards have not been met.

          3. Expenses incurred with respect to any claim, action or proceeding of the character described in paragraph 1 shall, except as otherwise set forth in this paragraph 3, be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article VI. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's final ability to make repayment. Notwithstanding the foregoing, the Corporation may refrain from, or suspend, payment of expenses in advance if at any time before delivery of the final finding described in paragraph 2, the Board or Virginia legal counsel, as the case may be, acting in accordance with the procedures set forth in paragraph 2, find by a preponderance of the evidence then available that the officer, director or employee has not met the relevant standards of conduct set forth in paragraph 1.

          4. No amendment or repeal of this Article VI shall adversely affect or deny to any director, officer or employee the rights of indemnification provided in this Article VI with respect to any liability or expense arising out of a claim, action or proceeding based in whole or substantial part on an occurrence the inception of which takes place before or while this Article VI, as set forth in these Amended and Restated Articles of Incorporation, is in effect. The provisions of this paragraph 4 shall apply to any such claim, action or proceeding whenever commenced, including any such claim, action or proceeding commenced after any amendment or repeal to this Article VI.

          5. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contraction or as a matter of law.

          6. In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article VI, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

                                  ARTICLE VII

          In furtherance of, and not in limitation of, the powers conferred by the VSCA, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the shareholders having voting power with respect thereto, provided further that, in the case of any such action by shareholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group, shall be required in order for the shareholders to alter, amend or repeal any provision of the Bylaws or to adopt any additional Bylaw. Notwithstanding any other provision of the Articles of Incorporation or any provision of law that might otherwise permit a lesser vote, but in addition to any affirmative vote of the holders of any particular voting group required by the VSCA, the Articles of Incorporation or the terms of any Preferred Stock outstanding, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single voting group, shall be required to alter, amend, repeal or adopt any provision inconsistent with any of the provisions of this Article VII.

                                                                  EXHIBIT B



                        [Form of Right Certificate]


Certificate No. [R]-


          -------------            Rights


          NOT EXERCISABLE AFTER JANUARY 29, 2009, OR EARLIER, IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.


                             Right Certificate

                            ARCH CHEMICALS, INC.


          This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of January 29, 1999 (the "Rights Agreement"), between Arch Chemicals, Inc., a Virginia corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed by the Company, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on the 10th anniversary of the date of the Rights Agreement (the "Expiration Date"), at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, in New York, New York, one-thousandth (1/1,000) of a fully paid, nonassessable share of Series A Participating Cumulative Preferred Stock, without par value, of the Company (the "Preferred Shares"), at a purchase price per one-thousandth (1/1,000) of a share equal to $125 (the "Purchase Price"), payable in cash, upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

          The Purchase Price and the number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the Purchase Price and the number and kind of shares which may be so purchased as of , . As provided in the Rights Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and nontransferable and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

          This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorpo rated herein by reference and made a part hereof, and reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certifi cates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

          This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price (in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.01 per Right (which amount shall be subject to adjustment as provided in the Rights Agree ment) at any time prior to the earlier of (a) such time as a Person becomes an Acquiring Person and (b) the Expiration Date.

          The Company may, but shall not be required to, issue fractions of Preferred Shares or distribute certifi cates which evidence fractions of Preferred Shares upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-thousandth (1/1,000) of a share or any integral multiple thereof or to issue certificates or to utilize a depositary arrangement as provided in the terms of the Rights Agreement and the Preferred Shares.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been counter signed by the Rights Agent.


          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.


Dated as of:       , ____

                                ARCH CHEMICALS, INC.,

                                  by
                                     --------------------------
                                     Name:
                                     Title:

Attest:


-------------------------
Name:
Title:


Countersigned:


CHASEMELLON SHAREHOLDER
SERVICES, L.L.C., as Rights Agent,

  by
    ---------------------
         Authorized Officer

                   [On Reverse Side of Right Certificate]


                        FORM OF ELECTION TO PURCHASE

                (To be executed by the registered holder if
                 such holder desires to exercise the Rights
                  represented by this Right Certificate.)


To the Rights Agent:

          The undersigned hereby irrevocably elects to exercise
Rights represented by this Right Certificate to purchase the Preferred Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


---------------------------------------------------------------------------
                      (Please print name and address)

---------------------------------------------------------------------------


          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


---------------------------------------------------------------------------
                      (Please print name and address)


Dated:             ,


                                         ----------------------------------
                                         Signature


Signature Guaranteed:


                             FORM OF ASSIGNMENT

              (To be executed by the registered holder if such
            holder desires to transfer the Right Certificate.)

                  FOR VALUE RECEIVED _______________________________
hereby sells, assigns and transfers unto ___________________
--------------------------------------------------------------------------
               (Please print name and address of transferee)
--------------------------------------------------------------------------

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________ Attorney, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:  ____________, ____


                                         ------------------------------
                                         Signature

Signature Guaranteed:


          The undersigned hereby certifies that (a) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (b) this Rights Certificate is not being sold, assigned or transferred to or on behalf of any such

Acquiring Person, Affiliate or Associate, and (c) after inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).


                                        ------------------------------
                                        Signature


                                   NOTICE

          The signature on the foregoing Form of Election to Purchase or Form of Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.